Exhibit 10.5

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into effective as of August 14, 2007 (the “Effective Date”) by and between SEMILEDS CORPORATION, a Delaware corporation (the “Company”), and DAVID YOUNG (“Employee”).  The term Company in this Agreement (other than the application of Section 2) shall include its affiliates where appropriate.

RECITALS:

A.                                   The Company wishes to employ Employee as Chief Financial Officer (“CFO”) of the Company.

B.                                     Employee wishes to be employed by the Company as the Company’s CFO.

AGREEMENT:

In consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      EMPLOYMENT: TERM OF EMPLOYMENT

1.1                                 Employee shall commence working for the Company on March 3, 2008 (the “Commencement Date”).  Employee hereby understands and agrees that employment with the Company is terminable at will and that both the Company and Employee shall have the right to discontinue the employment relationship at any time and for any reason.

1.2                                 Employee shall provide financial, accounting and operational duties for the Company.  Employee hereby agrees to perform such duties and to satisfy such responsibilities during employment with the Company.

2.                                      CONSIDERATION

2.1                                 Company agrees to compensate Employee, starting from the Commencement Date, at the rate of $100,000 per year, payable monthly in accordance with the Company’s regular payroll policies and procedures as in effect from time to time.  Employee shall receive an allowance amount of $12,000 per year.  Employee will understand that compensation is subjected to change annually as reviewed by the Company.

2.2                                 The Company will grant Employee the following stock options based on the following respective terms:

2.2.1                        An option to purchase 500,000 shares of the Company’s Common Stock will be granted about the Commencement Date (the “First Option”) pursuant to the company employee stock option plan.  The First Option will be subject to annual vesting over a four (4) year period, starting from the Commencement Date (25% of the First Option will be vested at each of the anniversaries of the Commencement Date, such that all of the First Option shares will be vested on the fourth anniversary of the Commencement Date).

2.2.2                        An option to purchase 500,000 shares of the Company’s Common Stock will be granted about the Commencement Date (the “Second Option”), pursuant to the company employee stock option plan.  The Second Option will be subject to annual vesting over a four (4) year period, starting one (1) year from the Commencement Date (25% of the Second Option will be vested at each of the anniversaries of the Commencement Date, starting from the second anniversary of the Commencement Date, such that all of the Second Option shares will be vested on the fifth anniversary of the Commencement Date).

2.2.3                        If this Agreement is terminated by the Company without Cause (as defined below) before the first (1st) anniversary of the Commencement Date, then all of the First Option shares will be deemed vested.

2.2.4                        If this Agreement is terminated by the Company without Cause after the first anniversary of the Commencement Date but before the second (2nd) anniversary of the Commencement Date, then all of Employee’s outstanding option shares will be deemed vested.

2.2.5                        In the event of the Company’s Change of Control (as defined below) that consummates within twenty-seven (27) months from the Effective Date (provided that the Commencement Date shall occur on or before November 12, 2007; or within twenty-four months from the Commencement Date, if the Commencement Date shall occur after November 12, 2007), (a) all of the shares under the First Option and Second Option will be deemed vested upon such Change of Control, and (b) the Company will additionally grant Employee an option to purchase 1,000,000 shares of the Company’s Common Stock to be fully vested and exercisable upon such Change of Control, pursuant to the company employee stock option plan (subject to recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar changes in the capital structure of the Company without consideration).  “Change of Control” means the acquisition of the Company by another entity by means of (x) cash, (y) merger or stock transfer (excluding any financing transaction or reincorporation by the Company) in connection with which the stockholders of the Company immediately prior to the transaction possess less than 50 percent (50%) of the voting securities of the surviving or continuing entity immediately after the transaction, or (z) a sale of all of the assets of the Company.

2.3                                 The Company may, at its sole discretion and based on its satisfaction of Employee’s performance, grant Employee the following additional stock options based on the following respective terms:

2.3.1                        About the second anniversary of the Commencement Date, an option to purchase 500,000 shares of the Company’s Common Stock (the “Third Option”), pursuant to the Company employee stock option plan (subject to recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar changes in the capital structure of the Company without consideration).  The Third Option will be subject to annual vesting over a four (4) year period, starting two (2) years from the Commencement Date (25% of the Third Option will be vested at each of the anniversary of the Commencement Date, starting from the third anniversary of the Commencement Date, such that all of the Third Option shares will be vested on the sixth anniversary of the Commencement Date).

2.3.2                        About the third anniversary of the Commencement Date, an option to purchase 500,000 shares of the Company’s Common Stock (the “Fourth Option”), pursuant to the Company employee stock option plan (subject to recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar changes in the capital structure of the Company without consideration).  The Fourth Option will be subject to annual vesting over a four (4) year period, starting three (3) years from the Commencement Date (25% of the Fourth Option will be vested at each of the anniversary of the Commencement Date, starting from the fourth anniversary of the Commencement Date, such that all of the Fourth Option shares will be vested on the seventh anniversary of the Commencement Date).

2.4                                 Employee shall be entitled to vacation, sick leave, and other fringe benefits in accordance with the Company’s policies as they exist from time to time.

3.                                      PERFORMANCE OF DUTIES: PROPRIETARY INFORMATION AND INVENTION AGREEMENT

3.1                                 Employee will serve as CFO of the Company.  In his capacity as CFO, Employee will do and perform all services, acts, or things necessary or advisable as an officer of the Company in such capacities, subject at all times to the policies set by the Company and according to the company code of ethics.

3.2                                 In consideration of the payments to be made hereunder, Employee agrees to devote his full time and efforts during normal working hours to the performance of his duties hereunder and to serve the Company diligently and to the best of his abilities.

3.3                                 As part of and in connection with the execution of this Employment Agreement, the parties have executed a proprietary information and invention agreement of even date herewith (the “Proprietary Information and Inventions Agreement”), a copy of which is attached hereto as Exhibit A and incorporated herein.

4.                                      NONCOMPETITION

4.1                                 The Company is engaged in the business of light emitting diodes (“LED”), LED packaging, lighting, and other related products (such business, together with any other business of the Company conducted, constituted or reasonably contemplated by the Company during the Non-Competition Period, as defined below, being collectively referred to herein as the “Business”).  The parties acknowledge that the relevant market for the Business is worldwide in scope and that there exists intense worldwide competition for the products and services of the Business.

4.2                                 Employee acknowledges and agrees with the Company that Employee’s services to the Company are unique in nature and that the Company would be irreparably damaged if Employee were to provide similar services to any individual, corporation, company, partnership, joint venture or any other entity (each or together, the “Person”) competing with the Company or engaged in a similar business.  Accordingly, Employee covenants and agrees with the Company that during the period commencing from the Effective Date and ending twenty-four (24) months after the date of termination of Employee’s employment with the Company (the “Non-Competition Period”): Employee shall not, directly or indirectly, either for himself or herself or for any Person, participate in any business (including, without limitation, any division, group or franchise of a larger organization) in Taiwan, China, Korea, Japan, Singapore, Malaysia, United States, Canada, Germany and Netherlands which engages or which proposes to engage in the promotion, design, development, manufacture, sale, distribution or production of products or technologies involving the Business.  For purposes of this Agreement, the term “participate in” shall include, without limitation, having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service, advice or assistance to any Person whether as a partner, director, officer, employee, agent, representative, advisor, consultant or otherwise.

4.3                                 Employee agrees that during the Non-Competition Period, at any time or for any reason, Employee shall not, directly or indirectly:  (a) with respect to the Business, solicit or divert any business or clients or customers of the Company away from the Company; (b) induce customers, clients, suppliers, agents or other Persons under contract or otherwise associated or doing business with the Company, to reduce or alter any such association or business with the Company; (c) induce or attempt to induce any Person in the employment of the Company to (i) terminate such employment, and/or (ii) accept employment, or enter into any consulting arrangement, with any Person other than the Company; or (d) hire, attempt to hire either for Employee’s or on behalf of any other Person, directly or through another Person any person who was an employee of the Company at any time during the Non-Competition Period.

4.4                                 The parties agree that (i) Employee is obligated under this Agreement to fulfill obligations, comply with covenants and provide services of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value so that the loss of such fulfillment or any violation by Employee of this Agreement, including but not limited to with respect to Sections 4.2 and 4.3 of this Agreement, will materially and irreparably harm the Company, that money damage will not afford the Company an adequate remedy, and (ii) if Employee is in breach or threatens breach of any provision of this Agreement, the Company shall be entitled, in addition to all other rights and remedies as may be provided by law or equity, to seek and obtain provisional relief from a court or a tribunal requiring specific performance and injunctive and other equitable relief to prevent or restrain a breach of any provision of this Agreement.  In addition to the remedies set forth above, if Employee is in breach of any provision of this Agreement, Employee shall pay the Company immediately upon receipt of the Company’s request an amount equal to the amount of Employee’s annual salary rate as of the termination of this Agreement.  Each of the parties to this Agreement shall be entitled to enforce such party’s rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement, and to exercise all other rights existing in such party’s favor.

4.5                                 As consideration for the covenants described in this Agreement, the Company may, at its own discretion, deliver to Employee, at Employee’s last known address or bank account, for each twelve-month period, commencing on the date of Employee’s termination, an amount equal to one-half of Employee’s annual salary then existed.  The parties acknowledge that this payment shall constitute sufficient consideration for the undertakings described in Sections 4.2 and 4.3.  Notwithstanding the previous sentence, the parties agree that if a court or a duly seated tribunal determines that additional consideration would be required for the effectiveness and enforceability of such undertakings, then the Company shall have the option, in its sole discretion, of paying such additional consideration within a reasonable time after such court or tribunal determination.

5.                                      TERMINATION

5.1                                 This Agreement may be terminated by either party for any reason with thirty (30) days’ notice to the other party.

5.2                                 Notwithstanding the above, this Agreement may be terminated immediately with Cause.  “Cause” means:  (a) the conviction of a felony or of any criminal offense involving moral turpitude, (b) the repeated failure of Employee to satisfactorily perform duties reasonably required of him by the Company, (c) Employee’s material breach of the Proprietary Information and Inventions Agreement, the Company’s written policies established by the Board of Directors or of any term or provision of this Agreement or (d) misappropriation of property of the Company or unlawful appropriation of a corporate opportunity of the Company or the Company business.

5.3                                 This Agreement shall automatically terminate, without notice and without liability to the Company, upon the death or permanent disability of Employee.

5.4                                 Other than as set forth in Sections 2.2.3 and 2.2.4, in the event of a termination of this Agreement for any reason or for no reason, Employee shall thereafter have no further right to receive compensation or benefits under this Agreement, other than compensation or benefits accrued and vested prior to the date of such termination.

6.                                      CONFIDENTIAL INFORMATION AND INVENTIONS

6.1                                 Employee agrees to abide by all of the terms and conditions of the Proprietary Information and Inventions Agreement.

6.2                                 Without limiting the generality of any of his obligations under the Proprietary Information and Inventions Agreement, Employee agrees that he shall hold in confidence and shall not at any time during or after his relationship with the Company (i) directly or indirectly reveal, report, publish, disclose, or transfer the Confidential Information (as defined in the Proprietary Information and Inventions Agreement) or any part to any person or entity, (ii) use any of the Confidential Information of any party thereof for any purpose other than in the course of his work for, and for the benefit of the Company, (iii) assist any person or entity other than the Company to secure any benefit from the Confidential Information or any part thereof or to solicit business from or provide services or products of any type to any of the Company’s customers, or (iv) solicit (on Employee’s behalf or on behalf of any third party) any employee of the Company for the provision of any services or products which Employee is prohibited from providing hereunder.

6.3                                 The obligations set forth in the Section 6 shall survive any termination of the Agreement for any reason whatsoever.

7.                                      EQUITABLE REMEDIES

It is anticipated by the parties that during the term hereof Employee will continue, on behalf of the Company, to develop and acquire knowledge with respect to, among other things, the research, development and/or enhancement of products included in, derivative of or related to such intellectual property assets of the Company.  Because of the foregoing, the parties acknowledge and agree that the services to be performed hereunder by Employee are of a special, unique, unusual, extraordinary or intellectual character, and which are of peculiar value the loss of which cannot be reasonably or adequately compensated in damages.  Accordingly, Employee acknowledges and agrees that the Company shall be entitled to all equitable remedies including injunctive relief to enforce the provisions of the Agreement.

8.                                      SURRENDER OF BOOKS AND RECORDS

All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any way incorporating or reflecting any of the Confidential Information and all proprietary rights therein, including copyrights, shall, as between the Company and Employee, belong to the Company, and Employee agrees to turn over all copies of such materials in Employee’s control to the Company upon request or upon termination of Employee’s relationship with the Company.  Employee agrees that on the termination of his relationship with the Company in any manner, he will participate in an exit interview conducted by a representative of the Company.

9.                                      SEVERABILITY

To the extent that any provision of this Agreement shall be unlawful, invalid, void or unenforceable for any reason, it shall be deemed severable from, and shall in no way affect the validity or enforceability of, the remainder of such provision (if any) or of this Agreement, which shall remain valid and enforceable according to its terms.  In furtherance of, and not in limitation of, the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, than such provision shall be deemed narrowed to the broadest term, coverage or scope permitted by applicable law.

10.                               MISCELLANEOUS

10.1                           Assignment.  Employee’s rights, duties and responsibilities under this Agreement may not be assigned, delegated, or otherwise transferred by Employee in any manner without the prior express written consent of the Company, which the Company may withhold in its discretion.  This Agreement and all obligations and benefits of the Company hereunder shall bind and inure to the benefit of the Company, its respective affiliates, and its respective successors and assigns.

10.2                           Notices.  Any notice, request, demand, statement, authorization, approval or consent required or permitted under this Agreement shall be in writing and shall be made by, and deemed duly given upon, (a) deposit in the mail, postage prepaid, registered or certified, return receipt requested, (b) personal delivery, (c) delivery to an overnight courier of recognized reputation, or (d) facsimile transmission (with confirmation by mail).  All such notices and communications hereunder shall be deemed given when received, as evidenced by the acknowledgment of receipt issued with respect thereto by the applicable postal authority or the signed acknowledgment of receipt of the person to whom such notice or communication shall have been addressed.

10.3                           Entire Agreement.  This Agreement, the schedules referred to herein and the Proprietary Information and Inventions Agreement constitute the entire contract between the parties with respect to the subject matter covered by this Agreement, and supersede all previous discussions, negotiations, oral or written, representations, statements, arrangements, agreements and understandings, if any, by and among the parties with respect to the subject matter covered by this Agreement other than those herein, and any such discussions, negotiations, oral or written, representations, statements, arrangements, agreements and understandings are hereby canceled and terminated in all respects.  This Agreement may not be amended, changed or modified except by a writing duly executed by the parties hereto or their duly authorized representatives.  All amendments or modifications of this Agreement shall be binding upon the parties despite any lack of consideration so long as the same shall be in writing and executed by the parties hereto.  The parties have made no representations or warranties not expressly set forth in this Agreement.

10.4                           Remedies.  All rights and remedies of the parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other legal or equitable rights or remedies which the parties may have.  The parties shall not be deemed to waive any of their rights or remedies under this Agreement, unless such waiver is in writing and signed by the party to be bound.  No delay or omission on the part of any party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

10.5                           Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement.  A facsimile signature page shall be deemed an original.

10.6                           Governing Law.  The rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the laws of Taiwan, excluding that body of law known as conflicts of law.

10.7                           Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, permitted assigns and legal and personal representatives.

10.8                           Legal Advice and Construction of Agreement.  Both the Company and Employee have received, or have had sufficient opportunity to receive, independent legal advice with respect to the advisability of entering into this Agreement, and neither has been entitled to rely upon or has in fact relied upon the legal or other advice of the other party or such other party’s legal counsel in entering into this Agreement.  Each party has participated in the drafting and preparation of this Agreement, and accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

Employee expressly agrees that there are no expectations contrary to the Agreement and no usage of trade or regular practice in the industry shall be used to modify the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

COMPANY		EMPLOYEE

SEMILEDS CORPORATION		David Young

By:	/s/	/s/ David Young

Name:

Title:

EXHIBIT A

SEMILEDS CORPORATION

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

This Proprietary Information and Inventions Agreement (the “Agreement”) is entered into between DAVID YOUNG and the Company (as defined below), dated effective August 14, 2007.  “Company” shall collectively mean SemiLEDs Corporation, a Delaware, USA, corporation, and all of such entity’s affiliates, including but not limited to their subsidiaries.

In consideration of my employment or continued employment, and the compensation now and hereafter paid to me, I hereby agree as follows:

1.             Recognition of Company’s Rights; Nondisclosure.  At all times during and after my employment with the Company, I will hold in strictest confidence and will not use, lecture upon, publish, divulge or disclose to any “unauthorized person” (as described below), or use for any unauthorized purposes (as described below), nor will I authorize or encourage any other person to commit any of such acts for any unauthorized purposes, any of the Company’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing.  I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns and that the Company and its assigns shall be the sole owner of all patent rights, copyrights, mask work rights, trade secret rights and all other rights throughout the world (collectively, “Proprietary Rights”) in connection therewith.

1.1           “Proprietary Information” means trade secrets, confidential knowledge, data or any other proprietary information of the Company.  By way of illustration but not limitation, “Proprietary Information” includes (a) inventions, mask works, trade secrets, ideas, processes, formulae, computer programs, software, source and object codes, logic design, data, documentation, other works of authorship, cell lines, know-how, improvements, discoveries, test results, specifications, designs, schematics, and techniques (hereinafter collectively referred to as “Inventions”); (b) information regarding plans for research, developments, new products, product plans, marketing and selling, business plans, strategies, forecasts, projections, budgets, unpublished financial information, licenses, prices and costs; (c) personnel information, including organizational structure, salary, skills and qualifications of employees; (d) customer and supplier information, including identities, key contact personnel, preferences, needs and circumstances, product sales and purchase history or forecasts and agreements; and (e) any other information that is not known to the public.

If I am in doubt as to whether certain information is Proprietary Information, I agree to consult with the management of the Company.

1.2           An “unauthorized person” means any person who does not have a need to know the information to further a Company-authorized purpose, or who is not obligated to maintain such information in confidence and to use such information only for a Company-authorized purpose, or who is not otherwise approved in writing by an officer of the Company.

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1.3           An “unauthorized purpose” means a purpose that does not further the interests of the Company or that is not otherwise approved in writing by an officer of the Company.

2.             Third Party Information.  I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty of the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

3.             Assignment of Inventions.

3.1           I agree that all Inventions, including all Proprietary Rights with respect thereto (including but not limited to new contributions, improvements, ideas, discoveries, computer source code and documentation), whether or not patentable, copyrightable or otherwise registrable under applicable statutes, that I made, produced, conceived, developed, reduced to practice, learned or worked on, either alone or jointly with others, whether or not reduced to drawings, written description, documentation, models or other tangible form during the period of my employment with the Company are hereby assigned to the Company and shall be the exclusive property of the Company.

3.2           I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire.”  Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as “Company Inventions.”\

3.3           Any invention described in a patent or copyright application or disclosed to third parties by me within one (1) year after terminating my employment with the Company shall be presumed as invention conceived or made during the period of my employment for the Company, and such invention shall be assigned to the Company as provided by this Agreement, provided it relates to my work with the Company.

3.4           I hereby waive any and all Moral Rights (as described below) that I may have in the Company Inventions, and to assign all such Moral Rights to the Company.  “Moral Rights” mean any rights to claim authorship of the Inventions, to object to or prevent the modification of any Inventions, or to withdraw from circulation or control the publication or distribution of any Inventions, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

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4.             Enforcement of Proprietary Rights.  I will assist the Company in every proper way to obtain and from time to time enforce Proprietary Rights worldwide relating to Company Inventions in any and all countries.  To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof.  In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee.  My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by me.  I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

5.             Obligation to Keep Company Informed.  During the period of my employment, I will promptly disclose to the Company fully and in writing and will hold in trust for the sole right and benefit of the Company any and all Inventions.  In addition, after termination of my employment, I will disclose all patent or copyright applications filed by me within a year after termination of employment.

6.             Prior Inventions.  Inventions, if any, patented or unpatented, copyrighted or not, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement.  To preclude any possible uncertainty, I have set forth on Exhibit 1 attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement.  If no such list is attached to this Agreement, I represent that I have made no such inventions prior to the commencement of my employment with the Company.

7.             Conflict of Interest.  I acknowledge and agree that, during the period of my employment by the Company, without the Company’s express written consent, I am not permitted to engage in any outside business activity, including consulting services, outside employment, investment in, and providing times to any entity that buys from, sells or provide services to, the Company, or such business activity that directly or indirectly related to the business in which the Company is involved or planned to be involved.  I am also not permitted to engage in any activity not relating to the Company’s business that utilizes the Company’s equipment or Proprietary Information.  Further, I am not permitted to engage in any other activities that conflict with my obligations to the Company.

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8.             Non-Solicitation.  For the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company for any reason, I agree that I will not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

9.             No Unfair Competition.  I acknowledge and agree that (a) the identities, key contact personnel, preferences, needs and circumstances, and other information of or relating to the Company’s customers, clients and suppliers are trade secrets of the Company, (b) such secrets necessarily are and will be used in the solicitation of business from the Company’s customers, and (c) the sale or unauthorized use or disclosure of these trade secrets (or any other Proprietary Information) that I obtain during the course of my employment or consulting relationship with the Company would constitute unfair competition with the Company. Accordingly, I agree that, during the period of my employment and for a period of one (1) year following termination of my employment with the Company for any reason, I will not divert or attempt to divert from the Company, business from any customer, client or supplier with whom I had contact during the course of my employment by the Company.

10.           No Improper Use of Materials.  During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

11.           No Conflicting Obligation.  I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company.  I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

12.           Return of Company Documents.  I will promptly deliver to the Company on termination of my employment with the Company, or at anytime the Company may request, all drawings, notes, memoranda, notebooks, records, reports, manuals, specifications, devices, formulas, molecules, codes, cells and documents, together with all copies thereof, any material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company, and any other documents or things belonging to the Company, including all copies of such materials, which I may then possess or have in my custody or under my control.  I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.  Prior to leaving, I will cooperate with the Company in completing and signing the Company’s termination statement for technical and management personnel.

13.           Legal and Equitable Remedies.  Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

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14.           General Provisions.

14.1         Governing Law.  This Agreement will be governed by and construed according to the laws of Taiwan.

14.2         Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter hereof and supersedes and merges all prior discussions between us.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.  Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.  As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

14.3         Notices.  Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing.  Such notice shall be deemed given upon delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

14.4         Severability.  If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

14.5         Successors and Assigns.  This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and is assigns.

14.6         Survival.  The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

14.7         Employment.  I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without any reason.

14.8         Waiver.  No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach.  No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right.  The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

Notwithstanding the date specified above, this Agreement became or will become effective as of the first day of my employment with the Company.

5

I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.  I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated: , 2007

DAVID YOUNG

Address:

ID:

ACCEPTED AND AGREED TO:

SEMILEDS CORPORATION

By:

Name:

Title:

6

Exhibit 1

1.              The following is a complete list of all developments, discoveries, improvement, inventions, trade secrets and works of authorship that I have made or conceived or first reduced to practice alone or jointly with others prior to my engagement by the Company that are not subject to a confidentiality agreement that would bar such listing (collectively, the “‘Pre- Employment Inventions”).  I understand that the Company will not require me to assign any rights I may have in any of the listed Pre-Employment inventions.  I represent that this list of Pre-Employment inventions is complete.

☐                            No Pre-Employment Inventions to report.

☐                            See below:

☐                            Additional sheets attached.

2.              I propose to bring to my employment the following materials and documents of a former employer:

☐                            No materials or documents.

☐                            See below:

David Young

i